UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Emageon Inc.

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1200 Corporate Drive
Suite 200
Birmingham, Alabama 35242

April 24, 2006

Dear Fellow Stockholder:

I cordially invite you to attend Emageon’s 2006 Annual Meeting of Stockholders, which will be held at our offices in Birmingham, Alabama, at 11:00 A.M., CDT, Thursday, May 25, 2006. The formal meeting notice and proxy statement are enclosed.

At this year’s Annual Meeting, stockholders will be asked to elect two directors, to ratify the appointment of Ernst & Young LLP to serve as Emageon’s independent registered public accounting firm for the year ending December 31, 2006, and to transact any other business that may properly come before the Meeting.

Whether or not you plan to attend, it is important that your shares be represented and voted at the Annual Meeting. We urge you to vote promptly by mailing a completed proxy card in the enclosed postage-paid envelope or by voting electronically over the Internet or by telephone. If you will be voting via the Internet or by telephone, please review the voting instructions included with this mailing. Timely voting by any of these methods will ensure your representation at the Annual Meeting.

We look forward to seeing you May 25.

Sincerely,

Charles A. Jett, Jr.
Chairman, Chief Executive Officer, and President

EMAGEON INC.

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 25, 2006

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of Emageon Inc., a Delaware corporation, will be held at the principal executive offices of the Company at 1200 Corporate Drive, Suite 200, Birmingham, Alabama 35242, at 11:00 A.M., CDT, Thursday, May 25, 2006, for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

1. To elect two directors to serve on our Board of Directors until the expiration of their terms and/or until their successors are duly elected and qualified. The nominees for election are Roddy J.H. Clark and John W. Thompson.

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2006.

3. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

All stockholders of record at the close of business April 21, 2006 are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof.

We cordially invite all stockholders to attend the Annual Meeting in person. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the enclosed proxy card or by voting electronically over the Internet or by telephone. If your shares are held in “street name”, that is, your shares are held in the name of a brokerage firm, bank, or other nominee, you should receive from that institution, in lieu of a proxy card, an instruction form for voting by mail, and you may also be eligible to vote your shares electronically. Should you receive more than one proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please sign, date, and return each proxy card or voting instruction form to ensure that all of your shares are voted. Your shares may also be voted in person at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Craig A. Parker
General Counsel and Secretary

Birmingham, Alabama
April 24, 2006

*	These items are not considered proxy solicitation materials and are not deemed filed with the Securities and Exchange Commission.

EMAGEON INC.

PROXY STATEMENT

FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS
MAY 25, 2006

INFORMATION ABOUT THE ANNUAL MEETING

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Emageon Inc., a Delaware corporation, (the “Company”) for use at the 2006 Annual Meeting of Stockholders to be held Thursday, May 25, 2006 (the “Annual Meeting”), and at any adjournment(s) or postponement(s) thereof. The Annual Meeting will be held at 11:00 A.M., CDT, at the principal executive offices of the Company at 1200 Corporate Drive, Suite 200, Birmingham, Alabama 35242. This Proxy Statement, the enclosed form of proxy, and the attached Notice of the Annual Meeting will be mailed, or made available electronically for stockholders who elect to access these materials over the Internet, on or about April 24, 2006 to all stockholders entitled to vote at the Annual Meeting. Proposals 1 and 2, as further described in this Proxy Statement, will be presented at the Annual Meeting by management. The Company is not aware of any other matters to be presented at the Annual Meeting.

With regard to Proposal 1, the form of proxy permits votes for or withholding of votes as to each nominee for director, and permits votes for, against, or abstention with regard to Proposal 2. If the enclosed form of proxy is properly executed, returned, and not revoked, it will be voted in accordance with the specifications, if any, made by the stockholder and, if specifications are not made, will be voted FOR the nominees to the Board named in this Proxy Statement, and FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006. If your shares are held by your broker or other nominee, often referred to as in “street name”, you will receive a form from your broker or nominee seeking instructions as to how your shares should be voted. If you do not issue such instructions to your broker, your broker may vote your shares in its discretion as to routine matters. Both Proposal 1 and Proposal 2 are considered to be routine matters.

The cost of solicitation of proxies will be borne by the Company. Proxies may be solicited by directors, officers, or other employees of the Company in person or by telephone or mail.

Stockholders who sign proxies have the right to revoke them at any time before they are voted by filing with the Secretary of the Company at 1200 Corporate Drive, Suite 200, Birmingham, Alabama 35242, an instrument revoking the proxy, by submitting a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

The close of business on April 21, 2006 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of such record date, there were 20,924,079 shares of the Company’s common stock outstanding, each of which is entitled to one vote on the matters to be presented at the Annual Meeting.

The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. Failure of a quorum to be represented at the Annual Meeting will necessitate an adjournment or postponement and will subject the Company to additional expense.

Proposal 1 discussed in this Proxy Statement requires the affirmative vote of a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting. Proposal 2 discussed in this Proxy Statement requires the affirmative vote of the holders of shares of common stock having a majority of the votes cast by the holders of all of the shares of common stock present or represented and voting at the Annual Meeting.

Votes are counted by the Company’s transfer agent. In accordance with Delaware law, abstentions and broker non-votes will have no effect on the outcome of Proposal 1. For Proposal 2, abstentions will have the same effect as a vote against, and broker non-votes will have no effect on the outcome. Both abstentions and broker non-votes will be included in the determination of the presence of a quorum.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE:

ELECTION OF DIRECTORS

General

The Board of Directors of the Company is divided into three classes with terms that expire at successive annual meetings. Upon expiration of the term of a class of directors, directors for that class will be nominated for three-year terms at the annual meeting of stockholders in the year in which such term expires. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

The Board currently consists of eight directors. Two directors will be elected at the Annual Meeting to serve for a three-year term expiring at the annual meeting in 2009 or until their successors have been duly elected and qualified, or until the earliest of their death, resignation, or retirement. The Board, acting upon the recommendation of the Governance Committee, has nominated Roddy J. H. Clark and John W. Thompson to be elected at the 2006 Annual Meeting as directors whose terms will expire in 2009.

The following table sets forth certain information regarding the 2006 Annual Meeting nominees and the other directors whose terms of office will continue after the Annual Meeting. Information about the share ownership of the nominees and other directors is shown under “Share Ownership of Directors and Management” in this Proxy Statement.

Name	Age	Director Since	Positions With Emageon

Nominees For Terms Expiring In 2009
Roddy J.H. Clark(1)	59	2000	Director
John W. Thompson(2)	62	2003	Director
Directors Whose Terms Expire in 2007
Chris H. Horgen(3)	59	2000	Director
Mylle H. Mangum(4)	57	2004	Director
Hugh H. Williamson, III(5)	63	2000	Director
Directors Whose Terms Expire in 2008
Arthur P. Beattie(6)	51	2004	Director
Fred C. Goad, Jr.(7)	65	2004	Director
Charles A. Jett, Jr.	46	2000	Chairman of the Board, Chief Executive Officer, and President

(1)	Member, Governance Committee

(2)	Member, Audit Committee

(3)	Chairman, Compensation Committee, and Lead Independent Director

(4)	Chairman, Governance Committee

(5)	Member, Governance Committee and Compensation Committee

(6)	Chairman, Audit Committee

(7)	Member, Compensation Committee and Audit Committee

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR each of the two nominees named above. Although it is anticipated that each nominee will be able to serve as a director, should either nominee become unavailable to serve, the proxies will be voted for such other person or persons as may be designated by the Board. As of the date of this Proxy Statement, the Board is not aware of any nominee who is unable or will decline to serve as a director.

The following is a brief description of the business experience and educational background of each of the Annual Meeting nominees for director and the other directors whose terms will continue after the Annual Meeting.

Roddy J.H. Clark has served as a member of the Board since June 2000. Mr. Clark has been a managing partner of Redmont Venture Partners, Inc., a private equity firm concentrating in technology markets, since 1998. Mr. Clark is a director of several private companies.

John W. Thompson has served as a member of the Board since May 2003. Mr. Thompson has served as President of Thompson Investment Management, LLC, a mutual fund investment advisor, since January 2004. Previously, he served as President of Thompson Plumb & Associates, LLC, a mutual fund investment advisor, from 1984 to January 2004 and as its Treasurer from 1993 to January 2004.

Chris H. Horgen has served as a member of the Board since June 2000, and was appointed Lead Independent Director in January 2006. Mr. Horgen has been the Senior Managing Director for Southeastern Technology Venture Fund, a private equity firm, since 1999. From 1986 to 1999, Mr. Horgen served as Chairman of the Board of Directors and Chief Executive Officer of Nichols Research Corporation, a publicly traded information technology company. Mr. Horgen is a director of several private companies.

Mylle H. Mangum has served as a member of the Board since June 2004. Ms. Mangum has served as Chief Executive Officer of International Banking Technologies, a retail bank design and consulting firm, since October 2003. She was Chief Executive Officer of True Marketing Services LLC, a marketing services company, from June 2002 through October 2003. She was Chief Executive Officer of MMS Incentives, LLC, a private equity company concentrating on high-tech marketing solutions, from 1999 to 2002. She previously served as Senior Vice President of Carlson Wagonlit Travel Holdings, Inc. and Executive Vice President of Holiday Inn Worldwide. Ms. Mangum is a director of Barnes Group Inc., Haverty Furniture Companies, Inc., Payless ShoeSource, Inc., and Respironics, Inc.

Hugh H. Williamson, III has served as a member of the Board since January 2000. Mr. Williamson has served as Chief Executive Officer of Cherry Creek Capital Partners, LLC, a private equity firm, since 1999. He has also served as a principal of Humanade, LLC, a technology private equity firm, since 1995. Since 1992, he has also served as Chief Executive Officer of Schutte & Koerting, Inc. (formerly Ketema, Inc.), a privately held industrial manufacturer of advanced materials, components, and equipment, and is currently its sole shareholder and director. Mr. Williamson is a director of several private companies.

Arthur P. Beattie has served as a member of the Board since August 2004. Mr. Beattie has served as Executive Vice President, Chief Financial Officer and Treasurer of Alabama Power Company, a subsidiary of Southern Company, since February 2005. Mr. Beattie previously served as Vice President and Comptroller of Alabama Power Company since 1997. Mr. Beattie is a director of several non-profit entities.

Fred C. Goad, Jr. has served as a member of the Board since June 2004. Mr. Goad is a partner in Voyent Partners LLC, a private equity firm that he co-founded in August 2001. Mr. Goad served as Co-Chief Executive Officer of the Transaction Services Division of Healtheon/WebMD Corporation (now Emdeon Corporation) from 1999 to 2001. He previously served as Co-Chief Executive Officer and Chairman of ENVOY Corporation, a provider of electronic transaction processing services for the health care industry, which was acquired by WebMD in 1999. Mr. Goad is a director of Performance Food Group Company, Luminex Corp., and several private companies.

Charles A. Jett, Jr. has served as Chairman of the Board and Chief Executive Officer since January 2000, and was appointed President in March 2006. From 1997 through 1999, Mr. Jett was Vice President and General Manager of Walker Interactive Systems, Inc. (now Elevon, Inc.), a provider of enterprise financial and management software. He joined Walker Interactive upon its acquisition of Revere, Inc., a software company, where Mr. Jett’s position prior to the acquisition was Chairman, President, and Chief Executive Officer. Mr. Jett joined Revere, Inc. in 1988 as Vice President of Sales, was promoted to President in 1991, and assumed the Chairman and CEO positions in 1994. Prior to his tenure at Revere, Mr. Jett was national sales manager of Shoptrac Data Collection Systems, Inc. Mr. Jett is a director of several non-profit entities and one private company.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board believes that good corporate governance is paramount in ensuring that Emageon is managed for the long-term benefit of its stockholders. In establishing this governance, the Board and management have looked to suggestions by various authorities in corporate governance, the practices of other public companies, the provisions of the Sarbanes-Oxley Act of 2002, various rules of the Securities and Exchange Commission (the “SEC”), and the listing standards of The NASDAQ Stock Market (“NASDAQ”).

The Board has adopted Corporate Governance Guidelines that guide its actions with respect to, among other things, the composition of the Board and its decision making processes, Board meetings and involvement of management, the Board’s standing committees and procedures for appointing members of the committees, and its performance evaluation of the Chief Executive Officer. In addition, the Board has adopted a Code of Ethics that applies to all employees, including the Chief Executive Officer, Chief Financial Officer, principal accounting officer, and other senior financial officers. The Code of Ethics, as applied to our principal financial officers, constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act and is our “code of conduct” within the meaning of the listing standards of NASDAQ. You may view the Code of Ethics on our website at www.emageon.com or request copies of it, which will be provided free of charge, by writing to the Corporate Secretary, Emageon Inc., 1200 Corporate Drive, Suite 200, Birmingham, Alabama 35242. We intend to disclose future amendments to our Code of Ethics, if any, and any waivers of its provisions required to be disclosed under the rules of the SEC or listing standards of NASDAQ, at the same location on our website.

The Corporate Governance Guidelines provide that a majority of the Board and all members of the Audit, Compensation, and Governance Committees of the Board shall be independent. The Board makes an annual determination as to the independence of each Board member under the current standards for “independence” established by NASDAQ and federal securities laws. In March 2006 the Board determined that all of its directors and nominees for election at the Annual Meeting are independent under these standards except for Mr. Jett, who is the Chairman, Chief Executive Officer, and President of the Company.

Stockholder Communications With The Board

The Board has established procedures for the Company’s stockholders to communicate with members of the Board. Stockholders may communicate with any of the Company’s directors, including the chair of any of the committees of the Board, by writing to such director at Emageon Inc., 1200 Corporate Drive, Suite 200, Birmingham, Alabama 35242, Attention — Corporate Secretary. Appropriate communications will be forwarded to such directors by the Corporate Secretary.

Board Committees and Meetings

The Board held six meetings during the year ended December 31, 2005. Each director attended 75% or more of the aggregate number of i) meetings of the Board and (ii) meetings of those committees of the Board on which he or she served during 2005. Members of the Board and its committees also consulted informally with management from time to time and acted at various times by written consent without a meeting during 2005.

The Company strongly encourages its directors to attend its annual stockholder meetings. The 2006 Annual Meeting will be the Company’s first annual meeting of stockholders since its initial public offering in February 2005.

The Board has established a standing Audit Committee, Compensation Committee, and Governance Committee. Each committee has a written charter that is reviewed annually and revised as appropriate. A copy of each committee’s charter is available on our website at www.emageon.com. Additionally, a copy of each charter is attached as an Appendix to this Proxy Statement.

Audit Committee.  The Board has determined that each of the members of the Audit Committee, consisting of Mr. Beattie (Chairman), Mr. Goad, and Mr. Thompson, are “independent” under the current NASDAQ listing standards and satisfy the other requirements under NASDAQ listing standards and SEC rules regarding audit committee membership. The Board has also determined that Mr. Beattie qualifies as an “audit committee financial expert” under applicable SEC rules and regulations governing the composition of audit committees and satisfies the “financial sophistication” requirements of the NASDAQ listing standards. The Committee held seven meetings during 2005.

The Audit Committee assists the Board in fulfilling its oversight responsibility relating to (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory compliance, (iii) the independent registered auditor’s qualifications and independence, (iv) the compensation and performance of the Company’s independent registered public accounting firm, (v) the functioning of the Company’s systems of internal accounting and financial reporting controls, and (vi) the portions of the Code of Ethics that relate to the integrity of accounting and financial reporting. The Committee’s procedures for receipt, retention, and treatment of complaints regarding accounting, internal accounting and financial controls or auditing matters, and the confidential anonymous submission by employees of concerns regarding questionable accounting and auditing practices may be found on our website at www.emageon.com.

The Company’s independent registered public accounting firm has unrestricted access to, and reports directly to, the Committee. The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006, and the Board is recommending that stockholders ratify that appointment at the Annual Meeting.

The Report of the Audit Committee for 2005 may be found on page 21 of this Proxy Statement.

Compensation Committee.  The Board has determined that each of the members of the Compensation Committee, consisting of Mr. Horgen (Chairman), Mr. Goad, and Mr. Williamson, are “independent” under the current NASDAQ listing standards. The Compensation Committee held three meetings during 2005.

The Compensation Committee assists the Board in fulfilling its oversight responsibility regarding (i) executive compensation, including that of the Chief Executive Officer, including salaries, bonuses, and equity grants, (ii) evaluation of the performance of executive officers, (iii) approval of stock options, restricted stock, and other equity grants to executive officers of the Company, and (iv) approval of the adoption, amendment, or termination of executive compensation plans and other employee plans in which executive officers may participate.

The Report of the Compensation Committee for 2005 may be found on page 19 of this Proxy Statement.

Governance Committee.  The Board has determined that each of the members of the Governance Committee, consisting of Ms. Mangum (Chairman), Mr. Clark, and Mr. Williamson, are “independent” under the current NASDAQ listing standards. The Committee held three meetings during 2005.

The Governance Committee assists the Board in fulfilling its oversight responsibility regarding (i) the size, composition, and structure of the Board, (ii) the structure, responsibilities, and membership of the Board’s committees, (iii) criteria for the selection of qualified directors and nominees for Board membership for recommendation to the Board and stockholders, (iv) nominees for the Board submitted by the stockholders in accordance with established procedures for such nominations, (v) the resignation or termination of directors, (vi) director compensation, benefits, tenure, and retirement, (vii) evaluation of Board and committee performance, and (viii) policies, practices, and procedures regarding the Board’s oversight of management, and the Board’s self-governance.

Criteria For Director Nominees.  The Board believes that it should be composed of directors with varied, complementary backgrounds, and that directors should, at a minimum, exhibit proven leadership capabilities and experience at a high level of responsibility within their chosen fields. Directors should possess the highest personal and professional ethics, integrity and values and should be committed to representing the long-term interests of the stockholders.

When considering a candidate for director, the Committee takes into account a number of factors, including the following:

•	independence from management;

•	professional and educational background, reputation, industry knowledge and business experience and its relevance;

•	existing commitments to other businesses and the ability to devote sufficient time to the Company;

•	whether the candidate will complement the existing mix of skills and talent resident in the Board;

•	the candidate’s ability to fulfill the responsibilities of one or more committees of the Board; and

•	whether the candidate is financially literate or a financial expert.

Prior to nominating a sitting director for re-election at an annual meeting of stockholders, the Committee will consider the director’s past attendance at, and participation in, meetings of the Board and its committees and the director’s formal and informal contributions to the work of the Board and its committees.

When seeking candidates for director, the Committee may solicit suggestions from incumbent directors, management, stockholders, and others, and may use the services of third party search firms to assist in identifying appropriate candidates. After an initial evaluation of a candidate, the Committee will interview that candidate and may ask the candidate to meet with management. If the Committee believes a candidate will be a valuable addition to the Board, it may recommend to the Board the nomination of that candidate.

Stockholder Recommendations for Nominations to the Board.  The Governance Committee will consider candidates for director recommended by any stockholder who beneficially owns shares representing more than five percent (5%) of the Company’s then outstanding shares of common stock and who has beneficially owned those shares for more than two years at the time of submission. The Committee will evaluate such recommendations applying its regular nominee criteria and may consider the additional information set forth below. Eligible stockholders wishing to recommend a candidate for nomination as a director are requested to send the recommendation in writing to the Chairman, Governance Committee, Emageon Inc., 1200 Corporate Drive, Suite 200, Birmingham, Alabama, 35242. A stockholder recommendation to the Governance Committee must contain the following information:

•	documentation supporting that the writer is a stockholder of Emageon and has been a beneficial owner of shares representing more than five percent (5%) of the Company’s then outstanding shares of common stock for more than two years, and a statement that the writer is recommending a candidate for nomination as a director;

•	a resume of the candidate’s business experience and educational background, including the candidate’s name, business and residence address, and principal occupation or employment, and an explanation of how the candidate’s background and qualifications are directly relevant to the Company’s business;

•	the number of shares beneficially owned by the candidate;

•	a statement detailing any relationship, arrangement, or understanding, formal or informal, between or among the candidate, any affiliate of the candidate, and any customer, supplier, or competitor of the Company, or any other relationship, arrangement, or understanding that might affect the independence of the candidate as a member of the Board;

•	detailed information describing any relationship, arrangement, or understanding, formal or informal, between or among the proposing stockholder, the candidate, and any affiliate of the proposing stockholder or the candidate;

•	any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such candidate as a director; and

•	a signed consent of the candidate to serve as a director, if nominated and elected.

In connection with its evaluation of director candidates, the Governance Committee may request additional information from the candidate or the recommending stockholder and may request an interview with the candidate. The Committee has discretion to decide which individuals, if any, to recommend for nomination as directors.

No candidates for director nominations were submitted to the Governance Committee by any stockholder in connection with the election of directors at the Annual Meeting.

Director Compensation

Directors of the Company receive both cash compensation and equity compensation.

Cash Compensation.  In 2005, non-employee directors of the Company were compensated in cash for their Board service as follows:

•	An annual retainer fee of $10,000;

•	A per meeting fee of $500; and

•	A per committee meeting fee of $250 for committee members and $500 for committee chairmen.

Directors may be reimbursed for travel and other customary business expenses in accordance with the same policies that apply to all employees of the Company.

In 2005, the Company’s non-employee directors were paid an average of $10,916 in total cash compensation.

Mr. Jett, the only employee director of the Company, receives no additional cash compensation for his service as a director. Information regarding the compensation awarded Mr. Jett for his service as an employee is shown under “Summary of Cash and Certain Other Compensation” in this Proxy Statement.

For the year ending December 31, 2006 and subsequent years, the Board has approved cash compensation to be paid non-employee directors as follows:

•	An annual retainer fee of $20,000;

•	A per meeting fee of $1,000;

•	A per committee meeting fee of $500; and

•	An annual retainer fee for committee chairmen of $5,000 for the Audit Committee and $3,000 for the Compensation and Governance Committees.

Equity Compensation.  Under the Company’s 2005 Non-Employee Director Stock Incentive Plan (the “Director Plan”), the Compensation Committee of the Board, or other committee designated by the Board, may grant to the group of non-employee directors a maximum of 500,000 shares of the Company’s common stock in the form of non-qualified stock options, stock appreciation rights, restricted stock, or restricted stock units. The Committee has the discretion to determine the terms and conditions of the awards, including the type, number of shares, duration, conditions of exercise, and consequences of a director’s termination of service or a change in control of the Company. The Committee may amend or terminate the Director Plan and may amend outstanding awards provided that no such amendment will adversely affect the rights and obligations of a non-employee director without his or her consent. All options are granted at the fair market value of the Company’s stock on the date of grant.

The Director Plan provides for an automatic award of stock options to each non-employee director each year on the day following the annual meeting, and for the award of stock options to each person first elected as a director on a date other than the annual meeting date. The Director Plan also allows the administering committee to make discretionary grants to non-employee directors.

On February 9, 2005, the first day of trading of the Company’s common stock, each of the non-employee directors of the Company received an award of stock options for 2,000 shares of common stock at an exercise price per share of $14.90, which was the fair market value of the common stock on that date. Each of these options will vest on the date of the 2006 Annual Meeting. Options awarded Mr. Jett during 2005 are described under the “Executive Compensation, Option Grants In Last Year” section of this Proxy Statement.

For the year ending December 31, 2006 and subsequent years, the Board has approved the automatic award to non-employee directors of an option for 7,500 shares of common stock on the day following the annual meeting and, for 2006 only, an award of 2,000 shares of restricted common stock.

Required Vote

Election of the nominees for director requires the affirmative vote of a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the election of each of the nominees listed above. Unless authority to do so is withheld, the proxy holders named in each proxy will vote the shares represented thereby FOR the election of each of the nominees listed above.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of Ernst & Young LLP (“Ernst & Young”), the Company’s independent registered public accounting firm in 2005, to serve in the same capacity for the year ending December 31, 2006, and has requested the Board to submit this appointment for ratification by the Company’s stockholders at the Annual Meeting.

A representative of Ernst & Young is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from stockholders.

Required Vote

The affirmative vote of the holders of shares of common stock having a majority of the votes cast by the holders of all of the shares of common stock present or represented and voting at the Annual Meeting is required to ratify the appointment of Ernst & Young. Abstentions will have the same effect as votes against the proposal, and broker non-votes will have no effect on the outcome of voting on the proposal.

In the event that stockholders do not ratify the appointment of Ernst & Young, the appointment will be reconsidered by the Audit Committee. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Ernst & Young to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2006. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby FOR the ratification of the appointment of Ernst & Young.

Fees Paid To Independent Registered Public Accounting Firm

The following table presents the aggregate fees billed for the indicated services performed by Ernst & Young during the years ended December 31, 2005 and 2004:

	2005	2004

Audit fees	$453,702	$112,000
Audit related fees	250,922	655,512
Tax fees	—	—
All other fees	—	—

Total fees	$704,624	$767,512

Audit fees.  Audit fees consist of fees billed by Ernst & Young for professional services rendered in connection with the audit of the Company’s annual consolidated financial statements for 2005 and 2004 and the review of interim consolidated financial statements included in the Company’s quarterly reports on Form 10-Q for 2005.

Audit related fees.  Audit related fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements but not reported under “Audit fees”. Such fees include those for services performed in 2004 and 2005 in connection with the initial public offering of the Company’s common stock in February 2005, and the Company’s acquisition of Camtronics Medical Systems, Ltd. in 2005.

Tax fees and all other fees.  There were no fees billed by Ernst & Young for tax or other services in 2004 and 2005.

The Audit Committee has determined that all non-audit services provided by Ernst & Young are compatible with maintaining Ernst & Young’s audit independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

Under its charter, the Audit Committee must pre-approve all engagements of the Company’s independent registered public accounting firm. Any proposed services exceeding pre-approved cost parameters also require specific pre-approval. The Audit Committee has delegated to its Chairman the authority to evaluate and approve service engagements on behalf of the full Committee in the event a need arises for specific pre-approval between Committee meetings.

OTHER MATTERS

The Company and its Board know of no other matters that will be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting, it is the intention of the proxy holders to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other business is expressly granted by the completion of the enclosed proxy card or voting instruction form. The proxy holders shall vote in their discretion on any procedural matters that may come before the Annual Meeting.

SHARE OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to the beneficial ownership of its common stock as of March 23, 2006 by (i) each director and each nominee for director, (ii) the Chairman, Chief Executive Officer, and President of the Company, (iii) the four other most highly compensated executive officers of the Company named in the “Summary of Cash and Certain Other Compensation” table of the “Executive Compensation and Other Information” section of this Proxy Statement (collectively, the Chairman of the Board, Chief Executive Officer, and President and the four other most highly compensated executive officers are referred to as the “Named Executive Officers” in this Proxy Statement), and (iv) all directors and executive officers of the Company as a group. The Company does not know of any person or entity who beneficially owns more than 5% of its common stock as of March 23, 2006.

	Common Shares	Percent
Beneficial Owner(1)	Owned(2)(3)	Owned(4)

Directors and Nominees
Roddy J.H. Clark	4,424	*	%
John W. Thompson(5)	214,664	1.0
Chris H. Horgen	61,373	*
Mylle H. Mangum	6,909	*
Hugh H. Williamson, III(6)	194,805	*
Arthur P. Beattie	6,909	*
Fred C. Goad, Jr.	6,909	*
Charles A. Jett, Jr.	565,550	2.7
Other Named Executive Officers
Milton G. Silva-Craig(7)	106,161	*
W. Randall Pittman	162,779	*
Craig A. Parker	51,724	*
Noel D. Gartman(8)	3,649	*
All Directors and Executive Officers as a Group (12 persons)	1,385,856	6.5

*	Less than one percent

(1)	The address of all the directors and executive officers is 1200 Corporate Drive, Suite 200, Birmingham, Alabama 35242.

(2)	Except as indicated in the footnotes to this table, the persons listed have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

(3)	Includes beneficial ownership of the following numbers of shares that may be acquired with exercise of stock options that are currently exercisable or exercisable within 60 days after March 23, 2006:

Beneficial Owner	Shares

Roddy J.H. Clark	2,424
John W. Thompson	—
Chris H. Horgen	—
Mylle H. Mangum	4,909
Hugh H. Williamson, III	—
Arthur P. Beattie	4,909
Fred C. Goad, Jr.	4,909
Charles A. Jett, Jr.	373,422
Milton G. Silva-Craig(7)	87,161
W. Randall Pittman	150,853
Craig A. Parker	31,999
Noel D. Gartman(8)	3,649
All directors and executive officers as a group	664,235

(4)	The percentage of shares beneficially owned is based on 20,806,339 shares of common stock outstanding as of March 23, 2006. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days after March 23, 2006 are deemed to be outstanding and beneficially owned by the person holding the options for the purpose of computing the number of shares beneficially owned and the percentage of ownership of such person, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(5)	Includes 55,426 shares held by the Marianna Thompson Trust for the benefit of Mr. Thompson’s spouse. Does not include 412,622 shares held by two grantor retained annuity trusts, all the beneficiaries of which are Mr. Thompson’s adult children. Mr. Thompson does not have voting or dispositive power with respect to the shares held by these trusts.

(6)	Includes 192,805 shares held by The Hugh H. Williamson III 1989 Revocable Trust. Mr. Williamson holds sole voting and investment power over the shares held by this trust.

(7)	Mr. Silva-Craig resigned as an officer of the Company effective March 22, 2006 but is expected to remain employed by the Company on a full-time basis through September 30, 2006.

(8)	Mr. Gartman resigned from the Company effective February 15, 2006. The share ownership of Mr. Gartman as of March 23, 2006 consists of vested stock options that, by their terms, are exercisable within ninety days after his termination date.

Section 16(a) Beneficial Ownership Reporting Compliance

Members of the Board of the Company, executive officers of the Company, and persons who beneficially own more than 10% of the outstanding common stock of the Company, if any, are subject to the requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which requires them to file reports with the SEC with respect to their ownership and changes in their ownership of the Company’s common stock. Based solely upon (i) the copies of Section 16(a) reports received by the Company from such persons for their transactions in 2005 in the Company’s common stock and their common stock holdings, and (ii) the written representations received from such persons that no annual Form 5 reports were required to be filed by them for 2005, the Company believes that all reporting requirements under Section 16(a) for such year were met in a timely manner by the Company’s directors, executive officers, and greater than 10% owners of the Company’s common stock, except that Mr. Clark filed one late Form 4 covering one transaction, Mr. Horgen filed two late Forms 4 covering four transactions, Mr. Silva-Craig filed one late Form 4 covering two transactions, and each of the non-employee directors of the Company filed one late Form 4 covering the grant of options to them in February 2005.

Equity Compensation Plan Information

The following sets forth information regarding the Company’s equity compensation plans as of December 31, 2005:

	A	B	C
			# of Shares of
			Common Stock
			Remaining
			Available for
			Future Issuance
	Number of Shares of	Weighted Average	Under Equity
	Common Stock to be	Exercise Price of	Compensation Plans
	Issued on Exercise of	Outstanding	(Excluding
	Outstanding Options,	Options, Warrants	Securities Reflected
Plan Category	Warrants and Rights	and Rights	in Column A)

Equity Compensation Plans Approved by Stockholders(1)	2,109,773	$5.92	3,476,349
Equity Compensation Plans Not Approved By Stockholders(2)	18,787	$4.70	—
Total	2,128,560	$5.91	3,476,349

(1)	Each January 1st, beginning January 1, 2006 and ending January 1, 2009, the maximum number of shares available for issuance under the Company’s 2005 Equity Incentive Plan will automatically increase by the lesser of the number of shares subject to awards granted under the 2005 Equity Incentive Plan during the prior calendar year or 650,000 shares.

(2)	Consists of options assumed in the Company’s merger with Ultravisual Medical Systems Corporation in May, 2003. For further information see Note 4 and Note 16 of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

The following sets forth certain information regarding the Company’s executive officers as of March 23, 2006:

Name	Age	Positions with the Company

Charles A. Jett, Jr.	46	Chairman of the Board, Chief Executive Officer, and President
Grady Floyd	43	Chief Operating Officer
Craig A. Parker	41	General Counsel and Secretary
W. Randall Pittman	52	Chief Financial Officer and Treasurer

In addition, Noel D. Gartman, a Named Executive Officer in this Proxy Statement and a Senior Vice President of the Company since March 2000, resigned his position with the Company effective February 15, 2006, and Milton G. Silva-Craig, a Named Executive Officer in this Proxy Statement and Chief Operating Officer and President since March 2001 and June 2004, respectively, resigned his position as an officer of the Company effective March 22, 2006 but is expected to continue to be employed by the Company on a full-time basis through September 30, 2006.

The following is a brief description of the business experience and background of each of the Company’s executive officers. The description for Mr. Jett appears under “Proposal One: Election of Directors” in this Proxy Statement.

Grady Floyd was appointed as Chief Operating Officer of the Company effective March 22, 2006. Mr. Floyd was a co-founder of Vasant, LLC, a consulting firm specializing in health care technology business development, and served as its Chief Operating Officer from September 2004 to March 2006. From September 2002 to April 2004, Mr. Floyd was President and Chief Executive Officer of CardioNow, Inc., a cardiology image and information system company, where he also served as Chief Operating Officer from August 2001 to September 2002. He served as President and Chief Operating Officer of Cemax-Icon, Inc., a medical image information system company specializing in the PACS-RIS and TeleRadiology filmless enterprise marketplace, from January 1999 to August 2001, and in a variety of other capacities prior to that, including Vice President, Operations from January 1997 to January 1999, a tenure that included the sale of the company to Eastman Kodak Company. Mr. Floyd has additionally held senior positions at several other advanced imaging companies. He began his career as a software systems engineer, and received a Bachelor of Science degree in industrial engineering from Stanford University.

Craig A. Parker has served as General Counsel since June 2004 and as Secretary since July 2004. From 2000 to 2004, he was Chief Financial Officer and General Counsel for Entegreat, Inc., a provider of manufacturing consulting and systems integration services. Prior to joining Entegreat, Mr. Parker was engaged in the private practice of law including, from 1999 to 2000, with Balch & Bingham LLP and previously with Fried, Frank, Harris, Shriver & Jacobsen LLP in London and New York. Mr. Parker received a Bachelor of Science degree from the University of North Carolina at Chapel Hill and a Juris Doctorate from the University of Alabama.

W. Randall Pittman has served as Chief Financial Officer and Treasurer since November 2002. From 2000 to 2002, he was Chief Financial Officer of BioCryst Pharmaceuticals, Inc., a biotechnology company. From 1998 to 1999 he was Chief Financial Officer of ScandiPharm, Inc., a pharmaceutical company. He previously served as Sr. Vice President of MedPartners, Inc., (now Caremark Rx, Inc.), a pharmacy benefit management company, and Executive Vice President and Controller of AmSouth Bancorporation. Mr. Pittman earned a Bachelor of Science degree from Auburn University and has been a Certified Public Accountant since 1978. Mr. Pittman is a director of the Regions Morgan Keegan Select funds, the RMK High Income Fund, Inc., the RMK Advantage Income Fund, Inc., the RMK Strategic Income Fund, Inc., and the RMK Multi-Sector High Income Fund, Inc.

Summary of Cash and Certain Other Compensation

The following table provides certain summary information concerning the compensation earned for services rendered in all capacities to the Company for the years ended December 31, 2003, 2004, and 2005 by the Chairman of the Board, Chief Executive Officer, and President, and by each of the four other most highly compensated executive officers of the Company, determined by combined salary and bonus for 2005, who were serving in that capacity as of December 31, 2005. The listed individuals are referred to in this Proxy Statement as the “Named Executive Officers”.

						Long-Term
						Compensation
						Awards
						Securities
		Annual Compensation(1)				Underlying	All Other
Name and Principal Positions	Year	Salary(3)		Bonus		Options (#)	Compensation(2)

Charles A. Jett, Jr.,	2005	275,000		64,350		161,641	600
Chairman, Chief Executive Officer,	2004	251,279		75,000		63,030	600
and President	2003	221,322		95,326		48,484	600

Milton G. Silva-Craig,	2005	225,000		42,576		79,756	307
former Chief Operating Officer	2004	216,034		48,827		37,818	307
and President(4)	2003	193,829		55,055		30,303	305

W. Randall Pittman,	2005	205,000		34,594		50,606	865
Chief Financial Officer	2004	185,328		36,630		15,757	865
and Treasurer	2003	175,000		50,500		—	865

Craig A. Parker,	2005	197,500		29,329		36,060	255
General Counsel and Secretary	2004	90,594	(6)	34,650		96,968	255

Noel D. Gartman,	2005	197,500		170,056	(5)	11,060	—
former Senior Vice President	2004	175,927		153,161	(5)	57,121	390
	2003	166,027		47,190		30,303	465

(1)	Annual compensation for each of the Named Executive Officers does not include the value of certain personal benefits, if any, furnished by the Company or for which it reimburses the Named Executive Officers unless the value of such benefits exceeds the lesser of $50,000 or 10% of the total annual salary and bonus reported in the above table for each Named Executive Officer.

(2)	Represents life insurance premiums paid on behalf of the Named Executive Officers.

(3)	Includes amounts deferred under the Company’s employee savings plan under Section 401(k) of the Internal Revenue Code. The Company did not contribute to this plan during 2005 or in prior years.

(4)	Mr. Silva-Craig resigned his position as an officer of the Company effective March 22, 2006.

(5)	Includes sales commissions paid to Mr. Gartman in 2004 and 2005. Mr. Gartman resigned from the Company effective February 15, 2006.

(6)	Mr. Parker was first employed by the Company in June 2004.

Option Grants In Last Year

The following table provides information with respect to the Named Executive Officers concerning stock options granted during 2005. All grants were options to purchase shares of the Company’s common stock and were made under the Company’s 2000 Equity Compensation Plan and its 2005 Equity Incentive Plan. No stock appreciation rights or restricted stock awards were made during 2005.

	Individual Grants
	Number of		% of Total			Potential Realizable Value
	Securities		Options	Exercise		at Assumed Annual Rates
	Underlying		Granted to	Price per		of Stock Price Appreciation
	Options		Employees	Share	Expiration	for Option Terms(1)
Name	Granted (#)		in 2005	($/SH)	Date	5% ($)	10% ($)

Charles A. Jett, Jr.	61,641	(2)		$7.17	1/7/2015	$863,321	$1,636,485
	100,000	(3), (6)		$12.72	11/1/2015	799,954	2,027,240

Total	161,641		37.70%

Milton G. Silva-Craig	39,756	(2)		$7.17	1/7/2015	556,808	1,055,468
	40,000	(3), (4)		$12.72	11/1/2015	319,982	810,896

Total	79,756		18.60%

W. Randall Pittman	20,606	(2)		$7.17	1/7/2015	288,600	547,062
	30,000	(3), (6)		$12.72	11/1/2015	239,986	608,172

Total	50,606		11.80%

Craig A. Parker	6,060	(2)		$7.17	1/7/2015	84,874	160,885
	30,000	(3), (6)		$12.72	11/1/2015	239,986	608,172

Total	36,060		8.40%

Noel D. Gartman	11,060	(2), (5)	2.60%	$7.17	1/7/2015	77,199	146,336

(1)	The 5% and 10% assumed rates of appreciation are prescribed by the rules and regulations of the SEC and do not represent the Company’s estimate or projection of the future trading prices of the Company’s common stock. The calculations assume annual compounding and continued retention of the options or the underlying common stock by the optionee for the full option term of ten years. Unless the market price of the common stock actually appreciates over the option term, no value will be realized by the optionee from these option grants. Actual gains, if any, on stock option exercises are dependent on numerous factors, including, without limitation, the future performance of the Company, overall business and market conditions, and the optionee’s continued employment throughout the entire vesting period and option term. None of these factors are reflected in this table.

(2)	Vesting in these option grants occurs over a four year period, with 50% of the shares vested after two years, 75% vested after three years, and 100% vested after four years from the date of grant.

(3)	Vesting in these option grants occurs over a four year period, with 25% of the shares vested after one year and 2.083% of the shares vested in each succeeding month for thirty-six months thereafter.

(4)	Mr. Silva-Craig resigned his position as an officer of the Company effective March 22, 2006 but is expected to continue to be employed by the Company on a full-time basis through September 30, 2006.

(5)	Mr. Gartman resigned from the Company effective February 15, 2006. Mr. Gartman’s vested stock options may be exercised during a period of ninety days following such termination.

(6)	The employment agreements of Mr. Jett, Mr. Pittman, and Mr. Parker provide for accelerated vesting of options in the event of their termination by the Company without cause, or in the event of termination by the employee for good reason, both as defined in the agreements. See the Employment Agreements and Change In Control Provisions section of the Executive Compensation section of this Proxy Statement for further details regarding the employment contracts of the Named Executive Officers.

Aggregated Option Exercises and Year End Option Values

The following table provides information with respect to the Named Executive Officers concerning the exercise of options during 2005 and unexercised options held by them at the end of the year.

			Number of Securities		Value of Unexercised
	Shares	Value	Underlying Unexercised		In the Money Options
	Acquired on	Realized	Options at Year End (#)		at Year End ($)(4)
Name	Exercise (#)	($)(3)	Exercisable	Unexercisable	Exercisable	Unexercisable

Charles. A. Jett, Jr.	115,028	$1,405,308	336,137	220,356	$3,979,339	$1,479,105
Milton G. Silva-Craig (1)	132,948	1,252,927	64,379	115,398	713,190	852,682
W. Randall Pittman	5,000	33,000	145,653	61,163	1,627,050	384,872
Craig A. Parker	—	—	31,999	101,029	332,150	822,682
Noel D. Gartman (2)	—	—	122,180	59,636	1,468,275	609,222

(1)	Mr. Silva-Craig resigned his position as an officer of the Company effective March 22, 2006 but is expected to continue to be employed by the Company on a full-time basis through September 30, 2006.

(2)	Mr. Gartman resigned from the Company effective February 15, 2006. Mr. Gartman’s vested stock options may be exercised during a period of ninety days following such termination.

(3)	Based on the market price of the purchased shares on the exercise date less the option exercise price paid for those shares.

(4)	Determined on the basis of the closing selling price per share of the Company’s common stock on the NASDAQ National Market on the last trading day of 2005 ($15.90 per share), less the option exercise price payable per share.

Employment Agreements and Change In Control Arrangements

Mr. Jett, Chairman of the Board, Chief Executive Officer, and President, Mr. Floyd, Chief Operating Officer effective March 22, 2006, Mr. Silva-Craig, former President and Chief Operating Officer, Mr. Parker, General Counsel and Secretary, and Mr. Pittman, Chief Financial Officer and Treasurer, have employment agreements with the Company. Mr. Gartman, former Senior Vice President and a Named Executive Officer for 2005, served under the terms of an employment agreement prior to his resignation from the Company on February 15, 2006. The term of each employment agreement is two years for Mr. Jett, eighteen months for Mr. Floyd and Mr. Silva-Craig, and one year for the other executive officers named above. The terms of the agreements automatically renew on a daily basis unless notice is given by the Company or by the executive to cease the automatic renewal.

Pursuant to the terms of the agreements, each of these executive officers is entitled to a base annual salary, subject to annual increase as recommended by the Compensation Committee, and is eligible for an annual targeted cash bonus equal to a percentage of annual salary. Target bonuses are paid if in the judgment of the Compensation Committee certain target levels of revenue and earnings are achieved and if certain other criteria are met. In addition, these executives are eligible for the same employee benefits, including health, life, disability, dental, and retirement benefits, as are available to all employees of the Company.

If the Company terminates the employment of one of these executives without cause or if the executive terminates his employment for good reason, each as defined in the agreements, the executive is entitled to a lump sum payment equal to his monthly base salary plus one-twelfth of his target annual bonus multiplied by the number of months in the severance period. The “severance period” is equal to the greater of twelve months or the number of months remaining under the agreement. Upon termination by the Company without cause or termination by the executive for good reason, the executive’s coverage under the Company’s health, dental, and life insurance plans would continue during the severance period. In addition, all of the outstanding stock options or other equity awards of Mr. Jett, Mr. Pittman, and Mr. Parker would become fully vested upon termination without cause by the Company or termination for good reason by Mr. Jett, Mr. Pittman, and Mr. Parker.

As of the date of this Proxy Statement, Mr. Gartman has resigned from the Company and Mr. Silva-Craig has resigned his position as an officer of the Company. Mr. Gartman, in accordance with the terms of his employment agreement, is being paid his base salary through his severance period, which will extend through February 15, 2007, and his coverage under the Company’s health, dental, and life insurance plans will extend through the same date. Mr. Silva-Craig is expected to remain employed with the Company on a full-time basis at his same base salary through September 30, 2006. After that date, he is expected to remain employed on a part-time basis providing transition assistance through February 27, 2007 in exchange for compensation of $1,000 per month.

Each of the agreements provides for a tax gross-up payment to the executive for reimbursement of any excise tax liability incurred as the result of payments made or benefits extended in connection with a change in control of the Company.

In the event of a change in control, as defined, Mr. Jett has the right under the terms of his agreement to terminate his employment for good reason during certain window periods following the change in control. However, if initiated by Mr. Jett, his severance period, as described above, will be twelve months rather than the full remainder of the term of his agreement.

Each of the agreements with these executives contains non-compete provisions covering the term of employment and, post-termination, for the longer of the severance period or one year. The agreements also contain covenants regarding protection of confidential information and non-solicitation of Company employees and customers that extend for the longer of the severance period or one year after termination.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Mr. Horgen (Chairman), Mr. Goad, and Mr. Williamson. None of the members of the Committee were officers or employees of the Company during 2005 or at any other time. During 2005 no executive officer of the Company served as a member of the board of directors or compensation committee of any other entity whose executive officer(s) served on the Company’s Board or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings by reference, including this Proxy Statement, in whole or in part, the following report of the Compensation Committee shall not be deemed to be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

The Compensation Committee of the Board of Directors is responsible for assuring that compensation for the Company’s executives is consistent with its overall compensation philosophy. The Compensation Committee also administers any stock option grants issued under the Company’s 2005 Equity Incentive Plan, and cash incentive compensation plans and payouts, and advises the Board on other compensation related matters. Chris H. Horgen, Hugh H. Williamson III and Fred C. Goad, Jr., each of whom is an independent director of the Company as defined in the NASDAQ Marketplace Rules, served as the members of the Company’s Compensation Committee in 2005. The following report is made by Messrs. Horgen, Williamson and Goad, and summarizes the Company’s executive officer compensation policies for 2005.

The Company’s executive compensation program is based on a pay-for-performance philosophy. Under the Company’s program, an executive’s compensation consists of three components: base salary, an annual incentive (bonus) payment and long-term incentives (including stock options and restricted stock units). Base salary is determined by an assessment of the executive’s performance against individual job responsibilities as well as information regarding salaries paid to those holding similar positions at comparable public companies. Payments under the Company’s annual incentive plan are tied to the level of achievement of annual performance targets, including primarily revenue and the results of operations. Annual performance targets are based upon the Company’s annual budget and strategic plan as reviewed by the Board of Directors. An individual executive’s annual incentive opportunity is based upon a percentage of base salary.

Through 2005, the Company issued long-term incentives only in the form of stock options, although the Compensation Committee intends to use a mixture of stock options and restricted stock units in years subsequent to 2005. The objectives of the issuance of stock options and restricted stock units are to advance the longer term interests of the Company and its stockholders, complement incentives tied to annual performance and align the interests of executives more closely with those of stockholders. The Company also believes that the entrepreneurial character of its executives makes the long-term incentives provided by stock options and restricted stock units especially significant in the motivation and retention of its executives. The number of shares granted under each stock option awarded to an executive is based on the executive’s position and his or her performance in that position. The executive’s right to the stock option generally vests over a three to four year period, and each option is exercisable, to the extent it has vested, over a ten year period following its grant.

During 2005, the Compensation Committee utilized the services of Towers Perrin, an internationally recognized compensation consulting firm, to evaluate the competitiveness of the overall compensation packages of the Company’s executives, including an analysis of all three components described above. Data regarding salaries at comparable companies was also derived from Radford & Associates’ published information. Beginning in 2006, the Committee has enlisted the services of Mercer Human Resource Consulting, another internationally recognized compensation consulting firm, to provide additional information for their evaluation of the competitiveness of the compensation packages of the Company’s executives.

The compensation of Mr. Charles A. Jett, Jr., the Company’s Chairman, Chief Executive Officer, and President, for 2005 was determined in part under an Employment Agreement dated August 10, 2004 between Mr. Jett and the Company, which was approved by the entire Board in 2004. For the year ending December 31, 2006, the Compensation Committee approved an increase in Mr. Jett’s base salary to $335,823 based on the Compensation Committee’s assessment of Mr. Jett’s responsibilities, his past performance and its expectations regarding Mr. Jett’s future contributions in directing the long-term success of the Company, as well as its review of the information from the aforementioned consulting firms regarding salaries for chief executive officers of companies of similar size in the information technology industry. Mr. Jett’s bonus for 2005 was 45% of his target bonus under the incentive compensation plan, and was determined by the Compensation

Committee based on the Company meeting targets for revenue but not for net income. In granting the bonus, the Committee also used its discretion in considering subjective measures regarding the overall success of the Company in 2005, including the successful completion of its initial public offering and its acquisition of Camtronics Medical Systems, Ltd (Camtronics).

On January 7, 2005, the Compensation Committee approved a grant to Mr. Jett under the Company’s 2000 Equity Compensation Plan of an option to purchase a total of 61,641 shares of Emageon common stock. This option vests as follows: 50% of the shares two years after the date of grant, an additional 25% on the third anniversary of the grant date and an additional 25% on the fourth anniversary of the grant date. In addition, on November 1, 2005, the Compensation Committee approved a grant to Mr. Jett under the 2005 Equity Incentive Plan of an option to purchase a total of 100,000 shares of Emageon common stock. This option vests as follows: 25% of the shares one year after the date of the grant, and an additional 2.083% of the grant each month for a period of 36 months culminating on the fourth anniversary of the grant date. The vesting of all option grants is subject to Mr. Jett’s continued employment with the Company. The terms of Mr. Jett’s option grants were determined based on the Compensation Committee’s judgment as to his performance prior to the date of grant, the number of options already held by him and, specifically relating to the November 1 grant, the Company’s acquisition of Camtronics. The Compensation Committee believes that the compensation established for Mr. Jett is consistent with the Company’s overall philosophy, goals, and objectives.

The Committee believes that the Company’s executives are focused on the attainment of a sustained high rate of growth and improving operating results for the benefit of the Company and its stockholders, and that the Company’s compensation program, with its emphasis on performance-based and long-term incentive compensation, serves to reinforce this focus.

The Compensation Committee charter is attached to this proxy statement as APPENDIX B.

Submitted by the Compensation Committee of the Board:

Chris H. Horgen, Chairman
Hugh H. Williamson, III
Fred C. Goad, Jr.

STOCK PERFORMANCE GRAPH

The following graph shows a comparison of the cumulative total stockholder return on the Company’s common stock with the cumulative total return on the NASDAQ Stock Market (U.S.) Index and the Hemscott Business Software and Services Index the (“Hemscott Group Index”) over the period February 9, 2005 (the first trading date of the Company’s common stock) through December 31, 2005. The graph assumes $100 invested at February 9, 2005 in the Company’s common stock and in each of the market indices, with reinvestment of all dividends. The Company has not paid or declared any cash dividends on its common stock. Stockholder returns over the indicated period should not be considered indicative of future stock prices or stockholder returns.

COMPARISON OF CUMULATIVE TOTAL RETURN FOR
THE PERIOD FEBRUARY 9, 2005 THROUGH DECEMBER 31, 2005

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings by reference, including this Proxy Statement, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

The Audit Committee of the Board of Directors of the Company is currently composed of three members and acts under a written charter adopted and approved by the Board of Directors in January 2005, which is attached hereto as Appendix A. The current members of the Audit Committee are Mr. Beattie (Chairman), Mr. Goad and Mr. Thompson. The current members of the Audit Committee are independent directors, as defined under the rules of the Nasdaq Stock Market, and those independence requirements contemplated by Rule 10A-3 under the Exchange Act.

The Audit Committee is responsible for reviewing the Company’s financial reporting process, its systems of internal controls, the audit process and compliance with laws and regulations. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control. In this context, the Audit Committee has met and held discussions with management and the Company’s independent registered public accounting firm. The Audit Committee also has the authority and responsibility to select, evaluate and, when it deems it to be appropriate, replace the independent registered public accounting firm.

The Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based upon the Audit Committee’s discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representation of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

By the Audit Committee:

Arthur P. Beattie, Chairman
Fred C. Goad, Jr.
John W. Thompson

OTHER INFORMATION

Date For Receipt Of Stockholder Proposals For 2007 Annual Meeting

In the event a stockholder desires to have a proposal considered for presentation at the 2007 Annual Meeting of Stockholders and included in the Company’s proxy statement and form of proxy card used in connection with that meeting, the proposal must be forwarded in writing to the Secretary of the Company at the Company’s principal executive offices so that it is received no later than December 25, 2006. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.

In addition, for any proposal or nomination for director that a stockholder wishes to present at the 2007 Annual Meeting, regardless of whether the stockholder is seeking to have such proposal included in the Company’s proxy statement, notice as required by the Company’s bylaws must be received by the Secretary of the Company at the Company’s principal executive offices no later than January 24, 2007; if such notice is not timely received, the matter or nomination will not be considered at the 2007 Annual Meeting. Notwithstanding the foregoing, if the number of directors to be elected to the Board of Directors of the Company is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors on or before March 16, 2007, a stockholder’s notice of a nomination for director at the 2007 Annual Meeting will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

Please address any stockholder proposals or notices of proposals to the Secretary, Emageon Inc., 1200 Corporate Drive, Suite 200, Birmingham, Alabama 35242.

2005 Annual Report To Stockholders

A copy of the Company’s 2005 Annual Report to Stockholders has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The 2005 Annual Report to Stockholders is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

Form 10-K for 2005

On March 31, 2006 the Company filed with the SEC its Annual Report on Form 10-K for the year ended December 31, 2005. The Form 10-K has been reprinted as part of the 2005 Annual Report to Stockholders. Stockholders may also obtain a copy of the Form 10-K and any of our other SEC reports free of charge from the SEC website at www.sec.gov or from our website at www.emageon.com, or by writing to the Company at 1200 Corporate Drive, Suite 200, Birmingham, Alabama 35242. The Annual Report on Form 10-K and information contained on our website, other than this Proxy Statement, are not considered proxy solicitation material and are not incorporated by reference herein.

BY ORDER OF THE BOARD OF DIRECTORS

Craig A. Parker
General Counsel and Secretary

Birmingham, Alabama
April 24, 2006

APPENDIX A

Emageon Inc.

Audit Committee Charter

I.	Purpose

The purpose of the Emageon Audit Committee shall be to:

•	Provide assistance to the Board of Directors in fulfilling their oversight responsibility relating to: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; (iv) and the performance of the Company’s independent auditors;

•	Prepare the Audit Committee report that SEC proxy rules require to be included in the Company’s annual proxy statement.

The Committee shall retain and compensate, and the Company shall provide funding for payment of such compensation, such outside legal, accounting or other advisors, as it considers necessary in discharging its oversight role.

In fulfilling its purpose, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, and management of the Company, and to determine that all parties are aware of their responsibilities.

II.	Membership Requirements

The Committee shall be comprised of three or more directors as determined by the Board. All members shall be independent within the meaning of (i) the listed standards of the Nasdaq Stock Market, (ii) Rule 10A-3 as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, and (iii) any other standards prescribed by the Committee or the Board from time to time.

Each member of the Committee shall be financially literate, or become financially literate within a reasonable period of time, and at least one member shall be an “audit committee financial expert,” as defined by the SEC rules.

Members shall not serve on more than three public company audit committees simultaneously.

III.	Meetings and Governance

The Committee shall meet at least quarterly. The Committee shall meet separately and periodically with management and the independent auditors. The Committee shall report regularly to the Board of Directors with respect to its activities.

The Board may appoint a Chair of the Committee. The Chair will preside, when present, at all meetings of the Committee. One-third of the members, but not less than two, will constitute a quorum. A majority of the members present at any meeting at which a quorum is present may act on behalf of the Committee. The Committee may meet by telephone or video conference and may take action by written consent. The Chair of the Committee may represent the entire Committee for purposes of reviewing quarterly information, other material external financial information such as earnings releases, or internal reports to the extent permissible under the listing requirements of the Nasdaq Stock Market and generally accepted auditing standards.

IV.	Duties, Responsibilities, and Activities

The Committee has the responsibilities and powers set forth in this Charter. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for implementing and maintaining internal control over financial reporting. The independent auditors are responsible for auditing the Company’s statements and for reviewing the Company’s unaudited quarterly financial statements.

The following shall be the principal duties and responsibilities of the Committee. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

•	The Committee shall be directly responsible for the appointment, compensation, retention, and oversight of the work of the independent auditors (including resolution of disagreement between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services, and the independent auditors must report directly to the Committee.

•	At least annually, the Committee shall obtain and review a report by the independent auditors describing: (i) the firm’s internal quality control procedure; (ii) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the Company (to assess the auditors’ independence).

•	After reviewing the foregoing report and the independent auditors’ work throughout the year, the Committee shall evaluate the auditors’ qualifications, performance and independence. Such evaluation should include the review and evaluation of the lead partner of the independent auditors and take into account the opinions of management.

•	The Committee shall obtain a formal written statement from the independent accountants delineating all relationships between the independent accountants and the Company. The Committee shall actively engage the independent accountants in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and take appropriate action to oversee the independence of the independent accountants.

•	The Committee shall determine that the independent audit firm has a process in place to address the rotation of the lead audit partner and other audit partners serving the account as required under the SEC independence rules.

•	The Committee shall pre-approve, or adopt pre-approval policies to the extent permitted by applicable law, all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to the Chair of the Audit Committee. The decisions of the Chair regarding pre-approval, or any non-audit services performed pursuant to duly adopted pre-approval policies, must be presented to the full Committee at its next scheduled meeting.

•	The Committee shall discuss with the independent auditors the overall scope and plans for their audits, including the adequacy of staffing and budget or compensation.

•	The Committee shall regularly review with the independent auditors any audit problems or difficulties encountered during the course of the audit work, including any restrictions on the scope of the independent auditors’ activities or access to requested information, and management’s response. The Committee shall review any accounting adjustments that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise); any communications between the audit team and the audit firm’s national office relating to problems or difficulties encountered with respect to significant auditing or accounting issues; and any “management” or “internal control” letter issued by the audit firm to the Company.

•	The Committee shall review and discuss the quarterly financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

•	The Committee shall review and discuss the annual audited financials statements, including Management’s Discussion and Analysis of Financial Condition and Results of Operations, with management and the independent auditors prior to the filing of the Company’s Annual Report on Form 10-K. The Committee’s review of the financial statements shall include: (i) major issues regarding accounting principles and financial statements presentations, including any significant changes in the Company’s selections or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any specific remedial actions adopted in light of material control deficiencies; (ii) discussions with management and the independent auditors regarding significant financial reporting issues and judgments made in connection with the preparation of the financial statements and the reasonableness of those judgments; (iii) consideration of the effects of regulatory accounting initiatives, as well as off-balance sheet structures, on the financial statements; (iv) consideration of the judgment of both management and the independent auditors about the quality, not just the acceptability, of accounting principles; and (v) the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under professional standards.

•	The Committee shall receive and review a report from the independent auditors, prior to the filing of the Company’s Annual Report on Form 10-K on all critical accounting policies and practices of the Company; all material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditor; and other material written communications between the independent auditors and management.

•	The committee shall review and approve all related party transactions.

•	The committee shall review and discuss earnings press releases.

•	The committee shall review management’s assessment of the effectiveness of internal control over financial reporting as of the end of the most recent fiscal year and the independent auditors’ report on management’s assessment.

•	The Committee shall discuss with management and the independent auditors the adequacy and effectiveness of internal control over financial reporting, including any significant deficiencies or material weaknesses identified by management of the Company in connection with its required quarterly certifications under Section 302 of the Sarbanes-Oxley Act. In addition, the Committee shall discuss with management and the independent auditors any significant changes in internal control over financial reporting that are disclosed, or considered for disclosure, in the Company’s periodic filings with the SEC.

•	The Committee shall review the Company’s compliance systems with respect to legal and regulatory requirements and review the Company’s code of conduct and programs to monitor compliance with such programs. The Committee shall receive corporate attorneys’ reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

•	The Committee shall oversee the development and administration of an appropriate ethics and compliance program, including a code or codes of ethics and business conduct. The Committee shall review requests for and determine whether to grant or deny waivers of the Company’s code of ethics applicable to directors and executive officers.

•	The Committee shall discuss the Company’s policies with respect to risk assessment and risk management, including the risk of fraud. The Committee shall also discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•	The committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submissions by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	The Committee shall set clear hiring polices for employees or former employees of the independent auditors that meet the SEC regulations and stock exchange listing standards.

•	The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors to any changes to the charter.

APPENDIX B

Emageon Inc.

Compensation Committee Charter

I.	Purpose

The primary function of Emageon’s Compensation Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to executive compensation. In fulfilling this purpose, the Committee generally considers the objectives of attracting and retaining capable executive officers, and linking the compensation of executive officers to the attainment of performance goals and increases in the Company’s stock price, thus aligning the interests of the executive officers with the stockholders of the Company.

II.	Membership Requirements

The Committee shall be comprised of three or more directors as determined by the Board. All members of the Committee shall be “independent” within the meaning of the listing standards of the Nasdaq Stock Market and any other standards prescribed by the Committee or the Board from time to time. At least two members shall also qualify as “Non-Employee Directors” under Section 16 of the Securities Exchange Act of 1934 and as “outside directors” under Section 162(m) of the Internal Revenue Code.

III.	Meetings and Governance

The Committee meets at least once annually, or more frequently as circumstances dictate. The Committee will report its activities and findings to the Board on a regular basis. The Committee shall meet without management present as appropriate.

The Board may appoint a Chair of the Committee. The Chair will preside, when present, at all meetings of the Committee. One-third of the members, but not less than two, will constitute a quorum. A majority of the members present at any meeting at which a quorum is present may act on behalf of the Committee. The Committee may meet by telephone or video conference and may take action by written consent.

IV.	Duties, Responsibilities and Activities

To fulfill its purpose, the Committee shall from time to time perform the following duties and responsibilities and shall engage in the following activities to the extent necessary or appropriate in the judgment of the Committee:

•	Approve performance goals for the executive officers in connection with the Company’s incentive compensation programs.

•	Evaluate the performance of the executive officers for compensation purposes.

•	Recommend to the Board for determination the compensation of the Chief Executive Officer of the Company. The Chief Executive Officer shall not be present during deliberations or voting on his or her compensation.

•	Recommend to the Board for determination the compensation of the other executive officers of the Company.

B-1

•	Approve, or recommend to the Board for approval, stock options, restricted stock and other equity grants to the executive officers of the Company.

•	Approve, or recommend to the Board for approval, the adoption, amendment or termination of, and oversee the administration of, executive compensation plans and other compensation plans in which executive officers may participate.

•	Consider from time to time and make recommendations to the Board regarding the Company’s general executive compensation policies.

•	Consider from time to time the engagement of compensation consultants.

•	Consider from time to time and recommend to the Board the Company’s policy with respect to deductibility of executive compensation pursuant to Section 162(m) of the Internal Revenue Code.

•	Review and approve the annual Report of the Compensation Committee on Executive Compensation for inclusion in the Company’s annual Proxy Statement.

•	Perform any other activities in its discretion that are consistent with the Committee’s purpose, or as determined necessary or appropriate by the Board.

B-2

APPENDIX C

Emageon Inc.

Governance Committee Charter

I.	Purpose

The primary function of Emageon’s Governance Committee is to assist the Board of Directors in fulfilling its responsibilities with respect to: (1) Board and committee membership, organization and function; (2) director qualifications and performance; and (3) corporate governance.

II.	Membership Requirements

The Committee shall be comprised of three or more directors as determined by the Board. All members of the Committee shall be “independent” within the meaning of the listing standards of the Nasdaq Stock Market and any other standards prescribed by the Committee or the Board from time to time.

III.	Meetings and Governance

The Committee meets at least once annually, or more frequently as circumstances dictate. The Committee will report its activities and findings to the Board on a regular basis. The Committee shall meet without management present as appropriate.

The Board may appoint a Chair of the Committee. The Chair will preside, when present, at all meetings of the Committee. One-third of the members, but not less than two, will constitute a quorum. A majority of the members present at any meeting at which a quorum is present may act on behalf of the Committee. The Committee may meet by telephone or video conference and may take action by written consent.

IV.	Duties, Responsibilities and Activities

To fulfill its purpose, the Committee shall from time to time, and to the extent necessary or appropriate in the judgment of the Committee, consider and make recommendations to the Board concerning the following matters:

•	The size, composition and structure of the Board.

•	The structure, responsibilities and membership of the Board’s committees.

•	Criteria for the selection of qualified directors.

•	Nominees for the Board to recommend to the stockholders in connection with the Company’s meetings of stockholders.

•	Nominees for appointments to fill any vacancy on the Board.

•	Nominees for director submitted by the stockholders in accordance with the nomination procedures in the Bylaws and any policies or guidelines regarding stockholder nominees adopted by the Board or Committee.

•	The engagement of director search firms.

•	When appropriate, the resignation or termination of directors.

•	Director compensation, benefits, tenure and retirement.

•	Director orientation and continuing education.

•	Evaluation of Board performance, and self-evaluation standards for each committee.

•	Policies, practices and procedures regarding the Board’s oversight of the management, the Board’s self-governance and similar corporate governance matters.

In addition, the Committee may perform any other activities in its discretion that are consistent with the Committee’s purpose, or as determined necessary or appropriate by the Board.

In considering any matter before it and making recommendations to the Board, the Committee may consult as appropriate with other parties, including directors, management and significant stockholders.

Guidelines on Director Nominations

The Board and Governance Committee (the “Committee”) shall generally be guided by the following principles in selecting director nominees to recommend to the stockholders for election and for appointing candidates to fill vacancies. The Board and Committee may consult as appropriate with other parties at any stage of the nominations process, including management and significant stockholders.

I.	Nominations Process

As provided in the Committee’s Charter, the Committee is responsible for considering and making recommendations to the Board concerning the following matters:

•	The size, composition and structure of the Board.

•	Nominees for the Board to recommend to the stockholders in connection with the Company’s annual meeting of stockholders.

•	Nominees for appointments to fill any vacancy on the Board.

•	Nominees for director submitted by the stockholders in accordance with the nomination procedures in the Bylaws and any policies regarding stockholders nominees adopted by the Board or Committee.

The process for fulfilling these responsibilities shall generally be as follows.

•	Board Requirements. The Committee shall from time to time consider and make recommendations to the Board regarding what experience, talents, skills and other characteristics the Board as a whole should possess in order to maintain the Board’s effectiveness. Among other matters, the Board and Committee may consider whether there are an appropriate number of financially literate and/or independent directors to effectively staff the Company’s standing Board committees and maintain a majority of independent directors on the Board. In light of the collective requirements of the Board, the Committee may consider what the appropriate size of the Board should be, within the parameters of the Company’s Certificate of Incorporation.

•	Incumbent Directors. The Board and Committee will evaluate each incumbent director’s continued service on the Board, in light of the Board’s collective requirements, at the time such director’s Class comes up for reelection. The Board and Committee shall generally consider the results of any evaluations of such director’s performance in connection with this decision.

•	Identifying New Director Candidates. When the need for a new director arises (whether because of a newly created Board seat or vacancy), the Committee may proceed by whatever means it deems appropriate to identify a qualified candidate or candidates. Without limitation, the Committee may recommend to the Board the engagement of a director search firm.

•	Evaluating New Director Candidates. The Committee shall review the qualifications of each candidate. Final candidates shall generally be interviewed by one or more members of the Board. The Committee shall make a recommendation based on its review, the results of interviews with the candidate and all other available information.

•	Committee Recommendation and Board Decision. The Committee will present its recommendations to the Board. The Board shall make the decision on whether to invite the candidate to join the Board.

II.  Director Qualifications

Director candidates should at a minimum possess the following qualifications:

•	High moral character and personal integrity;

•	Demonstrated accomplishment in his or her field;

•	Ability to devote sufficient time to carry out the duties of a director; and

•	Be at least 21 years of age.

In addition to these minimum qualifications for candidates, in evaluating candidates the Board and Committee may consider all information relevant in their business judgment to the decision of whether to nominate a particular candidate for a particular Board seat, taking into account the then-current composition of the Board, including without limitation:

•	A candidate’s professional and educational background, reputation, industry knowledge and business experience, and the relevance of that background, reputation, knowledge and experience to the Company and the Board;

•	Whether the candidate will complement or contribute to the mix of talents, skills and other characteristics that in the judgment of the Board and Committee are needed to maintain the Board’s effectiveness;

•	The candidate’s ability to fulfill the responsibilities of a director;

•	The candidate’s ability to fulfill the responsibilities of a member of one or more of the Company’s standing Board committees, including the responsibilities outlined in the charters for such committees;

•	Whether the candidate is independent; and

•	Whether the candidate is financially literate or a financial expert.

III.	Stockholder Nominations

General Nomination Right of All Stockholders

Nominations of individuals for election to the Board at any meeting of stockholders at which directors are to be elected may be made by any stockholder of the Company entitled to vote for the election of directors at that meeting by complying with the procedures set forth in Article II, Section 14 of the Company’s Bylaws. Article II, Section 14 generally requires that stockholders submit nominations by written notice to the Corporate Secretary setting forth certain prescribed information about the nominee and nominating stockholder. That section also sets forth deadlines for the submission of stockholder nominations.

Consideration by the Board and Committee of Stockholder Nominations

The Committee may consider and make a recommendation to the Board concerning including in the Board’s slate of nominees a nominee for director submitted by a stockholder who has beneficially owned more than 5% of the Company’s outstanding Common Stock for more than two years at the time of the stockholder’s submission of a nominee. In order for the Committee to consider such nominees:

•	The nominating stockholder should submit the information about the nominee and nominating stockholder described in Article II, Section 14 of the Bylaws to the Corporate Secretary within the time period prescribed therein for stockholder nominations.

•	The nominating stockholder should expressly indicate that such stockholder desires that the Board and Committee consider such stockholder’s nominee for inclusion with the Board’s slate of nominees for the meeting.

•	The nominating stockholder should submit information demonstrating that the stockholder has beneficially owned more than 5% of the Company’s outstanding Common Stock for over two years.

•	The nominating stockholder and stockholder’s nominee should undertake to provide, or consent to the Company obtaining, all other information the Board and Committee request in connection with their evaluation of the nominee.

The stockholder’s nominee must satisfy the minimum qualifications for director described in Part II above in the judgment of the Board and Committee. In addition, in evaluating stockholder nominees for inclusion with the Board’s slate of nominees, the Board and Committee may consider all information relevant in their business judgment to the decision of whether to nominate a particular candidate for a particular Board seat, taking into account the then-current composition of the Board, including without limitation the factors described in Part II above, and:

•	Whether there are or will be any vacancies on the Board;

•	The size of the nominating stockholder’s holdings in the Company and the length of time such stockholder has owned such holdings;

•	Whether the nominee is independent of the nominating stockholder and able to represent the interests of the Company and its stockholders as a whole; and

•	The interests and/or intentions of the nominating stockholder.

IV.	Communications from Security Holders

The Company shall publish a method for Company security holders to communicate with the Board. The Company’s management may first review, sort and summarize such communications, and screen out solicitations for goods or services and similar inappropriate communications unrelated to the Company or its business. The Company may integrate this method with its procedures regarding accounting, internal control and auditing complaints.

ANNUAL MEETING OF STOCKHOLDERS OF
EMAGEON INC.
May 25, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon as
possible.
â  Please detach along perforated line and mail in the envelop provided.   â
■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED NOMINEES AND “FOR” THE FOLLOWING PROPOSAL.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1.	Election of Directors:				2.	Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year.	☐	☐	☐

		NOMINEES:
☐	FOR ALL NOMINEES	¡	Roddy J. H. Clark
		¡	John W. Thompson
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES				3.	In the discretion of the Proxies on any other matter that may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.
☐	FOR ALL EXCEPT (See instructions below)

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal One and Proposal Two and at the discretion of the proxy holders as to any other business that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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0 ■
EMAGEON INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE EMAGEON INC. BOARD OF DIRECTORS
The undersigned stockholder of Emageon Inc. (“Emageon”) hereby appoints Charles A. Jett, Jr. and Craig A. Parker and each of them individually, with full power of substitution, as Proxies of the undersigned, and hereby authorizes them to represent and to vote and act for the undersigned, at the Annual Meeting of Stockholders of Emageon to be held on Thursday, May 25, 2006 at 11:00 A.M. local time at the offices of Emageon, 1200 Corporate Drive, Suite 200, Birmingham, Alabama 35242, and at any adjournment or postponement thereof, according to the number of votes which the undersigned is now, or may then be, entitled to cast. This proxy revokes all prior proxies given by the undersigned with respect to the matters covered hereby. The undersigned acknowledges receipt of the Proxy Statement dated April 24, 2006 and the related Notice of Annual Meeting of Stockholders. The Board of Directors recommends that you vote FOR the following proposals.
(Continued and to be signed on the reverse side.)

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14475  ■

ANNUAL MEETING OF STOCKHOLDERS OF
EMAGEON INC.
May 25, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
â  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.   â
■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED NOMINEES AND “FOR” THE FOLLOWING PROPOSAL.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1.	Election of Directors:				2.	Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year.	☐	☐	☐

		NOMINEES:
☐	FOR ALL NOMINEES	¡	Roddy J. H. Clark
		¡	John W. Thompson
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES				3.	In the discretion of the Proxies on any other matter that may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.
☐	FOR ALL EXCEPT (See instructions below)

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal One and Proposal Two and at the discretion of the proxy holders as to any other business that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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